UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) December 20, 2004

FIRST HORIZON ASSET SECURITIES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-119657-04 (Commission File Number)	75-2808384 (IRS Employer ID Number)

4000 Horizon Way Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:	(214) 441-4000

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.  Other Events.

First Horizon Asset Securities Inc. (the “Depositor”) registered up to $10,000,000,000 aggregate principal amount of asset-backed certificates and asset-backed notes under Rule 415 of the Securities Act of 1933, as amended (the “Act”), pursuant to a Registration Statement on form S-3, including a prospectus (Registration Statement File No. 333-119657) (the “Registration Statement”).  Pursuant to the Registration Statement, the Depositor filed a Prospectus Supplement, dated November 30, 2004, and a Prospectus, dated November 30, 2004 (together, the “Prospectus”), relating to $900,000,000 (approximate) aggregate principal amount of Asset-Backed Notes, Series 2004-HE3 (the “Notes”), issued by First Horizon ABS Trust 2004-HE3 (the “Trust”) on December 6, 2004 (the “Closing Date”).

The Notes represent undivided beneficial ownership interests in the Trust, which was created pursuant to the Trust Agreement (the “Trust Agreement”) dated as of December 1, 2004, as amended and restated in the Amended and Restated Trust Agreement (the “Amended and Restated Trust Agreement”) dated as of December 1, 2004 each among the First Tennessee Bank National Association, as seller, the Depositor, as depositor, and Wilmington Trust Company, as Owner Trustee (the “Owner Trustee”).  On the Closing Date, the corpus of the Trust consisted primarily of a pool (the “Mortgage Pool”) of home equity line of credit loans (the “Mortgage Loans”).

The description of the Mortgage Pool in the Prospectus contained information only with respect to the Mortgage Loans as of the Statistical Calculation Date.  This Current Report on Form 8-K is being filed to provide information about the Mortgage Loans as of December 1, 2004 in order to update the description of the Mortgage Pool contained in the Prospectus.

Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Prospectus.  The Prospectus has been filed with Securities and Exchange Commission pursuant to Rule 424(b)(5) under file number 333-119657.

Item 9.01.  Financial Statements and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1

Mortgage Pool Data

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HORIZON ASSET SECURITIES INC.

By:       /s/ Wade Walker

Name:

Wade Walker

Title:

Senior Vice President

Dated:  December 20, 2004

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EXHIBIT INDEX

Exhibit No.

Description of Exhibit

99.1

Mortgage Pool Data

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EXHIBIT 99.1

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